UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

License Agreement

On October 15, 2020, Cara Therapeutics, Inc. (“Cara”) entered into a license agreement (the “Vifor Agreement”) with Vifor (International) Ltd. (“Vifor Pharma”), under which Cara granted Vifor Pharma an exclusive license solely in the United States to use, distribute, offer for sale, promote, sell and otherwise commercialize Cara’s product candidate KORSUVA Injection (CR845/difelikefalin) for all therapeutic uses relating to the inhibition, prevention or treatment of itch associated with pruritus in hemodialysis and peritoneal dialysis patients in the United States. Under the Vifor Agreement, Cara retains all rights with respect to the clinical development of, and activities to gain regulatory approvals of, KORSUVA Injection in the United States.

Under the terms of the Vifor Agreement, Cara will receive from Vifor Pharma an upfront payment of $100 million in cash and a $50 million investment in Cara’s common stock at a price of $17.0094 per share. Upon U.S. regulatory approval of KORSUVA Injection, Cara will also be eligible to receive an additional $50 million common stock investment at a 20% premium to the 30-day trailing average price of Cara’s common stock as of such date. In addition, pursuant to the Vifor Agreement, Cara is eligible to receive payments of up to $240 million upon the achievement of certain sales-based milestones. In connection with the Vifor Agreement, the parties entered into a securities purchase agreement (the “Purchase Agreement”) dated October 15, 2020, governing the issuance of the common stock described herein.

The Vifor Agreement provides full commercialization rights in dialysis clinics to Vifor Pharma in the United States under a profit-sharing arrangement. Pursuant to the profit-sharing arrangement, Cara will generally be entitled to 60% of the net profits (as defined in the Vifor Agreement) from sales of KORSUVA Injection in the United States (excluding sales to Fresenius Medical Center dialysis clinics, compensation for which is governed by a separate license agreement dated May 17, 2018 between Cara and Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”)) and Vifor Pharma is entitled to 40% of such net profits, subject to potential temporary adjustment in future years based on certain conditions. Under the Vifor Agreement, in consideration of Vifor Pharma’s conduct of the marketing, promotion, selling and distribution of KORSUVA Injection in the United States, Cara will pay a marketing and distribution fee to Vifor Pharma based on the level of annual net sales. This fee will be deducted from product sales in calculating the net profits that are subject to the profit-sharing arrangement under the agreement. Vifor Pharma has simultaneously entered into an option agreement with VFMCRP pursuant to which the license may be transferred from Vifor Pharma to VFMCRP.

The Vifor Agreement shall continue in effect until its expiration upon the cessation of commercial sale of KORSUVA Injection in the United States by Vifor Pharma and its affiliates and sublicensees, or until the earlier termination of the Vifor Agreement.

In addition, upon the earlier of: (1) the acceptance for filing of a new drug application covering KORSUVA Injection submitted to the U.S. Federal Drug Administration (“FDA”); or (2) October 15, 2023, the Vifor Agreement may be terminated by Vifor Pharma in its entirety, with such termination effective upon 12 months’ notice.

Securities Purchase Agreement

Pursuant to the Purchase Agreement, Vifor Pharma will not, and will not cause any direct or indirect affiliate to, during the period beginning on October 15, 2020 and ending at the close of business on the earlier of (A) October 15, 2022 and (B) the date that Cara publicly discloses the receipt of a complete response letter from the FDA with respect to Cara’s NDA for KORSUVA Injection (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of Cara or any securities convertible into or exercisable or exchangeable for common stock of Cara (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by Vifor Pharma in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and securities which may be issued upon exercise of a stock option or warrant) owned by Vifor Pharma as of the date hereof or acquired prior to the end of the Restricted Period (collectively with the Common Stock, “Lock-Up Securities”), except any such sale, option or contract by and between Vifor Pharma and one of its affiliates (including Vifor Pharma Group Ltd. or VFMCRP), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.

Under the Purchase Agreement, the parties also agreed that, in certain circumstances, upon the request of Vifor Pharma, the parties will enter into a registration rights agreement prior to the end of the Restricted Period that would provide Vifor Pharma (or its affiliate transferee) customary registration rights with respect to the shares of common stock issued pursuant to the Purchase Agreement following the expiration of the Restricted Period.

The descriptions of the Vifor Agreement and the Purchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Vifor Agreement and Purchase Agreement which will be filed as exhibits to Cara’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 above relating to issuance of shares of Cara’s common stock to Vifor Pharma is incorporated by reference into this Item 3.02.

Neither Cara nor Vifor Pharma engaged any investment advisors with respect to the issuance of such shares and no finders’ fees were paid to any party in connection therewith. The issuance of such shares was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of shares of common stock or other securities of Cara.

Item 7.01	Regulation FD Disclosure.

On October 20, 2020, Cara issued a press release announcing its entry into a license agreement with Vifor Pharma. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by Cara, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 20, 2020

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.
By:	/s/ Derek Chalmers, Ph.D., D.Sc.
Derek Chalmers, Ph.D., D.Sc.
President and Chief Executive Officer

Date: October 20, 2020